                                                                     EXHIBIT 2.1

================================================================================

                            ASSET PURCHASE AGREEMENT

                                     among:


                                   PCTEL, INC.
                             a Delaware corporation

                                       and

                             CONEXANT SYSTEMS, INC.,
                             a Delaware corporation

                          ----------------------------

                            Dated as of May, 8, 2003

                           ---------------------------


================================================================================
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
================================================================================

                               TABLE OF CONTENTS

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1.  PURCHASE AND SALE OF ASSETS; RELATED TRANSACTIONS..............................................1

    1.1      Sale of Assets........................................................................1

    1.2      Consideration.........................................................................3

    1.3      Sales Taxes...........................................................................4

    1.4      Closing...............................................................................4

    1.5      Substitute Arrangements...............................................................4

    1.6      Future Payments.......................................................................5

    1.7      Adjustment to Closing Payment.........................................................5

2.  REPRESENTATIONS AND WARRANTIES OF THE SELLER...................................................6

    2.1      Due Organization; No Subsidiaries; Etc................................................6

    2.2      Authority; Binding Nature of Agreements...............................................6

    2.3      Non-Contravention; Consents...........................................................7

    2.4      Financial Statements; Liabilities.....................................................7

    2.5      Absence Of Changes....................................................................8

    2.6      Title To Assets.......................................................................9

    2.7      Related Party Transactions............................................................9

    2.8      Sale of Products.....................................................................10

    2.9      Customers; Distributors..............................................................10

    2.10     Inventory............................................................................10

    2.11     Equipment, Etc.......................................................................11

    2.12     Real Property........................................................................11

    2.13     Intellectual Property................................................................11

    2.14     Contracts............................................................................15

    2.15     Liabilities; Books and Records.......................................................17

    2.16     Compliance with Legal Requirements...................................................17

    2.17     Governmental Authorizations..........................................................17

    2.18     Tax Matters..........................................................................18

    2.19     Employee And Labor Matters...........................................................19

    2.20     Benefit Plans; ERISA.................................................................21

    2.21     Environmental Matters................................................................23

    2.22     Performance Of Services..............................................................24

    2.23     Insurance............................................................................24
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                               TABLE OF CONTENTS

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    2.24     Proceedings; Orders..................................................................25

    2.25     Bulk Sales; Fraudulent Transfers.....................................................25

    2.26     Full Disclosure......................................................................26

3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................................26

    3.1      Due Organization; No Subsidiaries; Etc...............................................26

    3.2      Authority; Binding Nature Of Agreements..............................................26

    3.3      Governmental and Other Authorizations................................................27

    3.4      Non-Contravention....................................................................27

    3.5      Litigation; Compliance with Legal Requirements.......................................27

4.  PRE-CLOSING COVENANTS OF THE SELLER...........................................................27

    4.1      Access And Investigation.............................................................27

    4.2      Operation Of Business................................................................27

5.  OTHER AGREEMENTS..............................................................................30

    5.1      Reasonable Efforts; Filings and Consents.............................................30

    5.2      Notification.........................................................................30

    5.3      No Negotiation.......................................................................31

    5.4      Noncompetition.......................................................................31

    5.5      Public Announcements.................................................................32

    5.6      Further Actions......................................................................32

    5.7      Employees, Employee Benefit Matters; Non-Solicitation................................33

    5.8      Insurance; Destruction or Condemnation...............................................34

    5.9      Confidentiality......................................................................34

    5.10     Purchase Price Allocation............................................................35

    5.11     Handling of Warranty Claims..........................................................35

6.  CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE...................................35

    6.1      Accuracy Of Representations..........................................................35

    6.2      Consents and Governmental Approvals..................................................35

    6.3      No Restraints........................................................................35

    6.4      Performance Of Obligations...........................................................35

    6.5      Additional Documents.................................................................35

    6.6      No Governmental Litigation...........................................................36
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                               TABLE OF CONTENTS

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    6.7       No Other Litigation.................................................................36

    6.8      Transition Services Agreement........................................................36

    6.9      Transferred Employees................................................................36

    6.10     Sublease.............................................................................36

    6.11     Acquired Business Contracts..........................................................37

    6.12     Intellectual Property Agreement......................................................37

    6.13     Allocation of Purchase Price.........................................................37

7.  CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE......................................37

    7.1      Accuracy Of Representations..........................................................37

    7.2      Consents and Governmental Approvals..................................................37

    7.3      No Restraints........................................................................37

    7.4      Purchaser's Performance..............................................................37

    7.5      Additional Documents.................................................................38

    7.6      No Governmental Litigation...........................................................38

    7.7      Transition Services Agreement........................................................38

    7.8      Intellectual Property Agreement......................................................38

    7.9      Sublease.............................................................................38

8.  TERMINATION...................................................................................38

    8.1      Termination Events...................................................................38

    8.2      Termination Procedures...............................................................39

    8.3      Effect Of Termination................................................................39

    8.4      Nonexclusivity Of Termination Rights.................................................39

9.  INDEMNIFICATION, ETC..........................................................................39

    9.1      Survival Of Representations And Covenants............................................39

    9.2      Indemnification By The Seller........................................................41

    9.3      Indemnification By Purchaser.........................................................42

    9.4      Setoff...............................................................................44

    9.5      Defense Of Third Party Claims........................................................44

    9.6      Exercise Of Remedies By Indemnitees Other Than Parties To This Agreement.............45

10. MISCELLANEOUS PROVISIONS......................................................................45

    10.1     Further Assurances...................................................................45
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                               TABLE OF CONTENTS

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    10.2     Fees and Expenses; Investment Banking Fees...........................................45

    10.3     Attorneys' Fees......................................................................46

    10.4     Notices..............................................................................46

    10.5     Time Of The Essence..................................................................46

    10.6     Headings.............................................................................46

    10.7     Counterparts.........................................................................47

    10.8     Governing Law; Venue.................................................................47

    10.9     Successors And Assigns; Parties In Interest..........................................47

    10.10    Remedies Cumulative; Specific Performance............................................48

    10.11    Waiver...............................................................................48

    10.12    Amendments...........................................................................48

    10.13    Severability.........................................................................48

    10.14    Entire Agreement.....................................................................49

    10.15    Construction.........................................................................49

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is entered into as of May 8, 2003, by and among: PCTEL, Inc., a Delaware corporation (the "SELLER"); and Conexant Systems, Inc., a Delaware corporation (the "PURCHASER"). Capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         WHEREAS, the Seller wishes to sell and transfer the Acquired Business to the Purchaser, and the Purchaser wishes to purchase and acquire the Acquired Business as it is currently conducted by the Seller, including the assumption of certain Liabilities relating to the Acquired Assets.

         WHEREAS, concurrently with the consummation of the Transactions, the Purchaser and the Seller will enter into the Transition Services Agreement whereby the Seller will provide to the Purchaser on a transitional basis certain services and support related to the Acquired Business.

         WHEREAS, concurrently with the consummation of the Transactions, the Purchaser and the Seller will enter into the Intellectual Property Agreement whereby the Seller and the Purchaser will grant to each other certain Intellectual Property Rights.

         WHEREAS, concurrently with the consummation of the Transactions, the Purchaser and the Seller will enter into the Sublease.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1. PURCHASE AND SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE OF ASSETS.

                  (A) The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing (as defined below), good and valid title to the Acquired Assets, free and clear of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "ACQUIRED ASSETS" shall consist of:

                         (I) all inventories and work-in-progress of the Seller listed on Schedule 1.1(a)(i), as such schedule is updated by the Seller on the Closing Date (the "ACQUIRED INVENTORY");

                                       1.

                         (II) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets listed on Schedule 1.1(a)(ii) (the "ACQUIRED FIXED ASSETS");

                         (III) the real property leases listed on Schedule 1.1(a)(iii) (the "ACQUIRED LEASES");

                         (IV) all Intellectual Property and Intellectual Property Rights of the Seller listed on Schedule 1.1(a)(iv) (the "ACQUIRED INTELLECTUAL PROPERTY");

                         (V) all rights of the Seller under the Contracts listed on Schedule 1.1(a)(v);

                         (VI) all Governmental Authorizations held by the Seller listed on Schedule 1.1(a)(vi);

                         (VII) all claims (including claims for past infringement of the Purchased IP) and causes of action of the Seller or any Affiliate of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller or any Affiliate of the Seller) pertaining to or arising out of the assets listed on Schedules 1.1(a)(i)-1.1(a)(vi), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds (other than Tax refunds), rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable) pertaining to or arising out of the assets listed on Schedules 1.1(a)(i)-1.1(a)(vi);

                         (VIII) copies of all Records; and

                         (IX) all rights of the Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset listed on
         Schedule 1.1(a)(ix).

                  (B) Notwithstanding anything herein to the contrary, all the assets of the Seller not included in the Acquired Assets, including the assets listed on Schedule 1.1(b) (the "EXCLUDED ASSETS") shall not be sold or transferred hereunder, shall be excluded from the definition of Acquired Assets and shall remain the property of the Seller.

         1.2 CONSIDERATION.

                  (A) At the Closing:

                         (I) the Purchaser shall pay to the Seller the sum of
         (A) the book value of the Acquired Inventory and the acquired Fixed Assets as set forth in the Valuation Letter, and (B) $4,250,000, (such sum, the "CLOSING CASH AMOUNT"), in immediately available funds to an account designated by the Seller in writing prior to the Closing, and

                         (II) the Purchaser shall assume the Assumed
         Liabilities.

                                       2.

                  (B) For purposes of this Agreement "ASSUMED LIABILITIES" shall mean only the following liabilities of the Seller:

                         (I) the obligations of the Seller under the Acquired Business Contracts, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Acquired Business Contracts prior to or as of the Closing Date, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such Acquired Business Contracts, and (D) do not arise from the failure to obtain any required Consent from any third party in connection with the assignment and transfer of such Acquired Business Contracts to the Purchaser pursuant to this Agreement; and

                         (II) The Liabilities specifically set forth on Schedule 1.2(b)(ii);

                  (C) For purposes of this Agreement, all Liabilities not expressly included in the definition of Assumed Liabilities, including the Liabilities listed on Schedule 1.2(c), are referred to as "EXCLUDED LIABILITIES."

         1.3 SALES TAXES. The Seller and the Purchaser shall each bear and pay fifty percent (50%) of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale and transfer of the Acquired Assets to the Purchaser. The parties hereto shall cooperate with each other and use commercially reasonable efforts to minimize any of the aforementioned Taxes, charges, fees or expenses including but not limited to the transfer of all software by remote electronic transmission.

         1.4 CLOSING.

                  (A) The closing of the sale of the Acquired Assets to the Purchaser (the "CLOSING") shall take place at the offices of the Purchaser, Newport Beach, California, at 10:00 a.m. on the second business day after the last of the conditions set forth in Section 6 and Section 7 has been satisfied or waived (except for conditions which by their terms must be satisfied as of the Closing). For purposes of this Agreement, "CLOSING DATE" shall mean the date as of which the Closing actually takes place.

                  (B) At the Closing:

                         (I) the Seller shall execute and deliver to the Purchaser the bills of sale, endorsements, assignments and other documents, including the terms and conditions for the sale by the Seller to the Purchaser of the Wi-Fi software products referred to in
         Section 1.6(b), attached hereto as Schedule 1.4(b)(i)to assign, convey, transfer and deliver to the Purchaser good and valid title to the Acquired Assets free and clear of any Encumbrances;

                         (II) the Purchaser shall pay the Closing Cash Amount to the Seller;

                                       3.

                         (III) the Purchaser shall execute and deliver to the Seller an Assumption Agreement in substantially the form of Schedule 1.4(b)(iii) (the "ASSUMPTION AGREEMENT"); and

                         (IV) the Seller shall deliver to the Purchaser at the Closing a duly executed application, in the form attached hereto as
         Schedule 1.4(b)(iv), to register the copyright in each Product with the United States Copyright Office, and a duly executed assignment, in the form attached hereto as Schedule 1.4(b)(iv), transferring such copyright from the Seller to the Purchaser.

                  (C) Within 15 calendar days after the Closing, the Seller shall collect and deliver to the Purchaser all source code, reference design drawings and other design documents, PCB drawings, test programs, and other Documentation and materials in the possession or control of the Seller that contain, embody, or are related to the Products or the Purchased IP (collectively, the "CODE AND DOCUMENTATION"). The Purchaser will make the Transferred Employees available to assist the Seller in such collection and delivery. For avoidance of doubt, the term Code and Documentation does not include any third-party source code, documents, or information that the Seller does not have the right to deliver (pursuant to this Agreement) to the Purchaser. The Code and Documentation will be delivered to the Purchaser via electronic transmission according to the Purchaser's instructions (provided it is reasonably technically feasible to do so). Promptly following any electronic transmission, the Seller shall execute and deliver to the Purchaser a certificate in a form reasonably acceptable to the Purchaser and containing, at a minimum, the following information: (i) the date(s) of transmission; (ii) the time(s) the transmission was commenced and concluded; (iii) the name of the individual who made the transmission; (iv) the signature of such individual; and
(v) a general description of the nature of the items transmitted sufficient to distinguish the transmission from other transmissions. If such transmission is not received by the Purchaser, the Seller and the Purchaser will cooperate to retry such transmission or if that fails, to effectuate such delivery by an alternative method.

Notwithstanding the foregoing, the Seller may retain one copy of the Code and Documentation, which the Seller may use solely for (A) fulfilling its obligations under the Third Party Agreements, (B) complying with subpoenas, court orders, and discovery requests, and otherwise complying with Legal Requirements and Orders by Governmental Bodies and (C) the Seller's internal use (which includes use by the Seller's consultants, expert witnesses, and Representatives) in connection with Proceedings and patent licensing. Whenever the Seller receives any subpoena, court order, or discovery request that may require disclosure of any Code and Documentation, the Seller shall promptly give notice thereof to the Purchaser. If the subpoena, court order, or discovery request is in connection with a Proceeding to which the Seller is a party, the Seller shall use reasonable efforts to procure a protective order of reasonable scope and the Purchaser will cooperate with the Seller with respect to such efforts. If the subpoena, court order, or discovery request is in connection with a Proceeding to which the Seller is not a party, the Purchaser may, in its discretion, attempt to procure a protective order of reasonable scope and if the Purchaser elects to seek such a protective order, the Seller will cooperate with the Purchaser with respect to such efforts.

                                       4.

After the Closing, the Code and Documentation will be confidential and proprietary information of the Purchaser. Accordingly, except as expressly provided above, the Seller shall not disclose to any third party, or use for any purpose, any of the Code and Documentation. The Seller shall restrict its employees', consultants', expert witnesses' and Representatives' access to the Code and Documentation to those employees, consultants, expert witnesses and Representatives who have a need to know and who have a duty to keep such Code and Documentation confidential, and shall use the same measures to protect the Code and Documentation from unauthorized use or disclosure as the Seller uses to protect its own confidential and proprietary information of a similar nature (but in no event less than reasonable measures).

         1.5 SUBSTITUTE ARRANGEMENTS. With respect to each Acquired Business Contract not assigned to the Purchaser, which would have been acquired by the Purchaser pursuant to Section 1.1(a) but for the failure to obtain a required Consent, the Seller shall continue to deal with the other contracting party to such Contract as the prime contracting party, and the Seller and the Purchaser shall use commercially reasonable efforts to obtain the Consent of all required parties to the assignment of such Contract. Such Contract shall be promptly assigned by the Seller to the Purchaser after receipt of such Consent and shall thereafter be deemed to be an Acquired Business Contract. Notwithstanding the absence of any such Consent, the Purchaser shall be entitled to the benefits of any such Contract accruing after the Closing Date to the extent that the Seller may provide the Purchaser with such benefits without violating the terms of such Contract, and the Purchaser agrees to perform all of the obligations of the Seller to be performed under such contract from the Closing Date, to the extent that the Purchaser may perform such obligations without violating the terms of such Contract, until such time as the Purchaser reasonably determines that such Consent cannot be obtained, after which the Purchaser shall have no further obligation with respect to the performance of such Contract.

         1.6 FUTURE PAYMENTS.

                  (A) In consideration of the Acquired Assets, the Intellectual Property Agreement and the other transactions contemplated by this Agreement, the Purchaser agrees to pay to the Seller a total of $4,000,000 after the Closing Date as follows: $2,000,000 on November 1, 2003 and $2,000,000 on December 31, 2003.

                  (B) The Purchaser will pay to the Seller the aggregate amount of $1,000,000 on the following payment schedule: $250,000 on September 30, 2003; $250,000 on December 31, 2003; $250,000 on March 31, 2004 and $250,000 on June
30, 2004. In consideration of the payments set forth in this Section 1.6(b), the Seller shall deliver to the purchaser, pro rata based on the payment schedule in the immediately preceding sentence, (i) [***] copies of PCTEL Roaming Client software or (ii) [***] copies of PCTEL SoftAP software or (ii) any combination of copies of the PCTEL Software Roaming Client software and the PCTEL SoftAP software such that the aggregate economic value to the parties of the arrangement set forth in this Section 1.6 remains unchanged.

--------
[***]A request for confidential treatment has been filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                       5.

         1.7 POST-CLOSING TRANSFERS. Following the Closing, the parties shall cooperate with each other to identify any assets that were (i) not designated as part of the Acquired Assets at the Closing but which are necessary to conduct the Acquired Business as currently being conducted by the Seller and (ii) which were not listed by the Seller as exceptions to the Seller's representations in
Section 2.15 (the "NONTRANSFERRED ASSETS"). To the extent any Nontransferred Assets are identified and the Seller is legally and contractually permitted to transfer such assets, the Seller shall, at no cost to the Purchaser, promptly take all actions to transfer such Nontransferred Assets to the Purchaser. In the event the Seller is required to obtain the consent or approval of any Person prior to the transfer of any Nontransferred Asset, then the Seller shall, at its own expense, use its commercially reasonable efforts to promptly obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Nontransferred Asset to the Purchaser. In the event the Seller is unable to obtain such approval or consent, then the Seller and the Purchaser shall discuss in good faith an appropriate resolution for the transfer of the economic benefit of such Nontransferred Asset to the Purchaser.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                  The Seller represents and warrants as of the date of this Agreement and as of the Closing Date, to and for the benefit of the Purchaser Indemnitees that each of the following representations and warranties is true and correct, except as expressly set forth otherwise in a correspondingly numbered part of the Seller's Disclosure Schedule:

         2.1 DUE ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Acquired Business.

         2.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Seller has the corporate power and authority to enter into and to perform its obligations under each of the Transaction Agreements to which it is a party; and the execution, delivery and performance by the Seller of the Transaction Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller. Each Transaction Agreement to which it is a party on the date hereof constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity. Upon the execution of each of the other Transaction Agreements at the Closing, each of such other Transaction Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity.

         2.3 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transaction Agreements by the Seller, nor the consummation or performance of any of the Transactions by the Seller, will directly or indirectly (with or without notice or lapse of time):

                                       6.

                  (A) contravene, or result in a violation of, or give any Governmental Body or other Person the right, on the part of the Seller, to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Acquired Assets, is subject;

                  (B) contravene or result in a violation of the certificate of incorporation or bylaws of the Purchaser;

                  (C) contravene, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right, on the part of the Seller, to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is included in the Acquired Assets;

                  (D) contravene, or result in a violation or breach of, or result in a default under, (i) any provision of any Acquired Business Contract, in any material respect or (ii) any other Contract of the Seller, solely to the extent such contravention, violation or breach could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements;

                  (E) give any Person the right to (i) declare a default or exercise any remedy under any Acquired Business Contract, (ii) accelerate the maturity or performance of any Acquired Business Contract, or (iii) cancel, terminate or materially modify any Acquired Business Contract; or

                  (F) result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

         Except for filings with the Securities and Exchange Commission and NASDAQ, and except for Consents required to be obtained by the Seller in connection with the assignment of the Acquired Business Contracts, no filing with or notice to, or Consent from, any Person is or will be required in connection with the execution and delivery of any of the Transaction Agreements or the consummation or performance of any of the Transactions. No vote or other approval by the stockholders of the Seller is or will be required in connection with the execution and delivery of any of the Transaction Agreements or the consummation or performance of any of the Transactions.

         2.4 VALUATION LETTER The information contained in the Valuation Letter to be delivered by the Seller to the Purchaser pursuant to Section 5.12 with respect to the book value of the Acquired Inventory and Acquired Fixed Assets as set forth on the books of the Seller on such date is accurate and complete. As of the date of this Agreement, the book value of the Acquired Inventory and Acquired Fixed Assets as set forth on the books of the Seller on such date was $2,855,612.

                                       7.

         2.5 ABSENCE OF CHANGES. Since December 31, 2002:

                  (A) there has not been any change in, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Business or that adversely affects the Acquired Assets in any material respect;

                  (B) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Acquired Assets in any material respect;

                  (C) the Seller has not sold or otherwise transferred, or leased, or licensed, any material portion of the assets used in the Acquired Business to any other Person; except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business and except for sales of inventory in the Ordinary Course of Business;

                  (D) no material Contract related to, or necessary to the conduct of, the Acquired Business has been amended or terminated;

                  (E) the Seller has not caused any of the Acquired Assets to become subject to any Encumbrances;

                  (F) except as contemplated by the Transaction Agreements, the Seller has not entered into any transaction or taken any other action, in each case related to the Acquired Business outside the Ordinary Course of Business; and

                  (G) the Seller has not agreed (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(f)" above.

         2.6 TITLE TO ASSETS.

                  (A) The Seller has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of the Acquired Assets (whether real or personal, tangible or intangible, but excluding the Intellectual Property Rights that are Acquired Assets). No Affiliate of the Seller has title to, or in the case of leased property or leasehold interest in, any of the Acquired Assets.

                  (B) None of the Acquired Assets (excluding the Intellectual Property Rights that are included in the Acquired Assets) is subject to any Encumbrances (including tax-related Encumbrances), subject to the requirement of the Seller to obtain third-party Consents required for the assignment of the Acquired Business Contracts. At the Closing Date, the Seller will transfer to the Purchaser good and marketable title to all Acquired Assets, free and clear of any Encumbrances (excluding the Intellectual Property Rights that are included in the Acquired Assets).

                  (C) As of the Closing Date, no Affiliate of the Seller will own, control or have custody of any Acquired Asset.

                                       8.

                  (D) Except as contemplated by the Transaction Agreements, neither the Seller nor any of its Affiliates has any agreement, absolute or contingent, written or oral, with any other Person to effect any Acquisition Transaction or to sell or otherwise transfer any of the Acquired Assets, except for non-exclusive licenses to software granted in the Ordinary Course of Business and except for sales of inventory in the Ordinary Course of Business.

         2.7 AFFILIATE TRANSACTIONS. No Affiliate of the Seller: (a) has any direct or indirect interest of any nature in any of the Acquired Assets; (b) has entered into, or has any direct or indirect financial interest in, any Acquired Business Contract; (c) is competing with the Acquired Business; (d) has any claim or right against the Acquired Assets. To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) give rise to or serve as a basis for any claim or right in favor of any Affiliate of the Seller against the Acquired Assets.

         2.8 SALE OF PRODUCTS. To the Seller's Knowledge, each product that has been sold or licensed by the Seller to any Person in connection with the Acquired Business conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract. To the Seller's Knowledge, no product manufactured or sold by the Seller or any of its Affiliates in connection with the Acquired Business has been the subject of any recall or other similar action; and, to the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise to or serve as a basis for any such recall or other similar action relating to any such product.

         2.9 CUSTOMERS; DISTRIBUTORS. As of the date of this Agreement, the Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, in each case indicating that any customer of the Seller with respect to the Acquired Business that was responsible for more than $2,000,000 in revenue in fiscal 2002 may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels. As of the date of this Agreement, the Seller has not received any written notice or other written communication, or to the Knowledge of the Seller, any oral notice, communication or other information, in each case indicating that any distributor of any Products sold by the Seller in the conduct of the Acquired Business in fiscal 2002 may cease acting as a distributor of such Products.

         2.10 INVENTORY. Part 2.10 of the Seller Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) that is part of the Acquired Business as of the date of this Agreement. All of the Seller's inventory included in the Acquired Assets is of such quality and quantity as to be usable and saleable by the Seller in the Ordinary Course of Business.

         2.11 EQUIPMENT, ETC. Each Acquired Fixed Asset: (i) is structurally sound, free of material defects and material deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) to Seller's Knowledge, has been used by Seller in full compliance with all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which the Seller has used it.

                                       9.

         2.12 REAL PROPERTY. The Real Property Lease is valid and in full force and effect and enforceable in accordance with its terms. The Seller enjoys peaceful and undisturbed possession of such premises.

         2.13 INTELLECTUAL PROPERTY

                  (A) Part 2.13(a) of the Seller Disclosure Schedule accurately identifies the following information:

                         (I) Part 2.13(a)(i) of the Seller Disclosure Schedule accurately identifies each current proprietary Product (including any successor product thereto currently under development and any HSP Analog Modem Product under development) developed, manufactured, marketed, or sold by the Seller in the conduct of the Acquired Business.

                         (II) Part 2.13(a)(ii) of the Seller Disclosure Schedule accurately identifies (A) all Intellectual Property Rights or Intellectual Property expressly licensed to the Seller in writing in connection with the conduct of the Acquired Business (other than any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing, or distribution of, the products or services identified, or required to be identified, in Part 2.13(a)(i) of the Seller Disclosure Schedule, and (3) is generally available on standard terms), (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Seller and (C) whether the license or licenses granted to the Seller are exclusive or nonexclusive.

                         (III) Part 2.13(a)(iii) of the Seller Disclosure Schedule accurately identifies each Contract (other than (a) nonexclusive, object code licenses granted by the Seller to third parties in the Ordinary Course of Business and (b) nonexclusive source code licenses granted by the Seller prior to January 1, 2000) pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Purchased IP. Except for the Contracts identified in Part 2.13(a)(iii) of the Seller Disclosure Schedule, the Seller is not bound by, and no Purchased IP is subject to, any Contract containing any covenant or other provision that in any way will, or could reasonably be expected to, materially limit or restrict the ability of the Purchaser to use, exploit, assert, or enforce any Purchased IP anywhere in the world.

                         (IV) Seller owns no Registered IP (other than Patents and Trademarks owned by Seller) that is necessary for the conduct of the Acquired Business.

                  (B) The Seller has provided to the Purchaser a complete and accurate copy of each standard form of (i) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights,
(ii) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights and (iii) confidentiality or nondisclosure agreement, in each case, used by the Seller in

                                      10.

connection with the Acquired Business or the Purchased IP. Part 2.13(b) of the Seller Disclosure Schedule accurately identifies each Contract entered into by the Seller that falls within the categories described in clauses (i), (ii) and
(iii) above and that deviates in any respect that has a material adverse effect on the Purchased IP from the corresponding standard form agreement provided to the Purchaser.

                  (C) The Seller exclusively owns all right, title, and interest to and in the Purchased IP free and clear of any Encumbrances (other than licenses granted pursuant to the Contracts listed in Part 2.13(a)(ii) of the Seller Disclosure Schedule and other than (i) nonexclusive, object code licenses granted by the Seller to third parties in the ordinary course of business and
(ii) nonexclusive source code licenses granted by the Seller prior to January 1,
2000). Without limiting the generality of the foregoing:

                         (I) Each Person who is or was an employee or contractor of the Seller and who is or was involved in the creation or development of any Purchased IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights to the Seller and confidentiality provisions protecting the Purchased IP. No current or former stockholder, officer, director, or employee of the Seller has any claim, right (whether or not currently exercisable), or interest to or in any Purchased IP. To the Seller's Knowledge, no current or former employee of the Seller who worked in the Acquired Business at any time has breached any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality.

                         (II) No funding, facilities, or personnel of any Governmental Body were used to develop or create, in whole or in part, any Purchased IP.

                         (III) The Seller has taken all commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that the Seller holds, or purports to hold, as a trade secret.

                         (IV) The Seller has not assigned or otherwise transferred to any other Person any ownership or other exclusive right or interest in, or agreed to assign or otherwise transfer to any other Person any ownership or other exclusive right or interest in, any Purchased IP.

                         (V) Part 2.13(c)(v) of the Seller Disclosure Schedule identifies each industry standards body or similar organization (A) that the Seller is now or ever was a member or promoter of, or a contributor to, and (B) as a result of which the Seller or the Purchaser is or could be required or obligated to grant or offer to any other Person any license or right to any Purchased IP. The Seller has provided complete and accurate copies of all Contracts, policies, and rules relating to Intellectual Property or Intellectual Property Rights of each standards body or similar organization identified, or required to be identified, in Part 2.13(c)(v) of the Seller Disclosure Schedule.

                         (VI) The Acquired Assets, together with the Purchaser's rights under the Intellectual Property Agreement, include conveyance of (pursuant to this Agreement), or a license under (pursuant to the Intellectual Property Agreement), all Intellectual

                                      11.

         Property Rights (other than Trademarks) that are currently owned or controlled by the Seller and are necessary to conduct the Acquired Business as currently conducted by the Seller.

                  (D) To the Seller's Knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Purchased IP. Part 2.13(d) of the Seller Disclosure Schedule accurately identifies (and the Seller has provided to Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by the Seller or received by the Seller regarding any actual, alleged, or suspected infringement or misappropriation of any Purchased IP by another Person, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

                  (E) To the Seller's Knowledge, neither the execution, delivery or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare, (i) a loss of, or Encumbrance on, any Purchased IP; (ii) a breach of any Contract listed or required to be listed in Part 2.13(a)(ii) of the Seller Disclosure Schedule; (iii) the release, disclosure or delivery of any HSP Source Code or Purchased IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Purchased IP.

                  (F) No claim or Proceeding (including any copyright interference or similar proceeding) involving the Seller is pending or, to the Knowledge of the Seller, threatened in which the validity or enforceability of any Purchased IP is being challenged or contested.

                  (G) None of the Products and none of the Purchased IP infringes any Copyright or Trademark of another Person, contains or embodies any Trade Secret misappropriated from another Person, or, to the Knowledge of the Seller, is believed to infringe any Patent of another Person. No infringement of an Intellectual Property Right, misappropriation of an Intellectual Property Right, or similar claim or Proceeding arising from or relating to any of the Products, any of the Purchased IP, or the conduct of the Acquired Business is pending or, to the Knowledge of the Seller, has been threatened. The Seller has never received any written notice or, to the Seller's Knowledge, other communication relating to any actual, alleged or suspected infringement any Intellectual Property Right of another Person, misappropriation any Intellectual Property Right of another Person, or violation of any Intellectual Property Right of another Person arising from or relating to Seller's designing, developing, manufacturing (or having manufactured), marketing, selling, licensing, importing, exporting, or distributing of the Products or the Purchased IP.

                  (H) No other Person (i) has any exclusive rights to any portion of the Purchased IP, or (ii) has any rights that restrict, will restrict, or could reasonably be expected to restrict the Purchaser's use of Purchased IP within any field of use.

                  (I) The Seller has no obligation or duty under any Third Party Agreement to provide any new product or service (other than the Existing Embedded Modem Products), or any software upgrade or enhancement or any improved, increased or modified functionality to the

                                      12.

Existing Embedded Modem Products. The Existing Embedded Modem Products consist of modem software and, optionally, DAA chipsets and do not include any HSP Analog Modem Products. Neither the performance of the Seller's obligations under the Third Party Agreements nor the exercise of the Seller's rights under the Third Party Agreements will adversely affect the conduct of the Acquired Business after the Closing.

         2.14 CONTRACTS.

                  (A) The Seller has delivered or made available to the Purchaser accurate and complete copies of all Acquired Business Contracts, including all amendments thereto. Each Acquired Business Contract is valid and in full force and effect and is enforceable in accordance with its terms.

                  (B) To the Knowledge of the Seller, since January 1, 2003, no Person has violated or breached, or declared or committed any default under, any Acquired Business Contract; and no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Acquired Business Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Business Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Business Contract, or (D) give any Person the right to cancel, terminate or materially modify any Acquired Business Contract. The Seller has not received any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Acquired Business Contract and has not waived any material right under any Acquired Business Contract.

                  (C) The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, in each case indicating that any party to any Acquired Business Contract is insolvent or unable to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities thereunder.

                  (D) The performance of the Acquired Business Contracts by the Seller has not resulted in any violation of or failure to comply with any Legal Requirement in any material respect.

                  (E) No party to an Acquired Business Contract is currently renegotiating the terms of such Acquired Business Contract with the Seller, and no such party has the contractual right with the Seller to renegotiate, any amount paid or payable to the Seller under any Acquired Business Contract except as may be expressly permitted by the terms thereof.

                  (F) As of the date of this Agreement, the Seller has no Knowledge of any express indication from any party to any Acquired Business Contract based upon which the Seller could reasonably be expected conclude that such party may object to (i) the assignment to the Purchaser of any right under such Acquired Business Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Acquired Business Contract.

                                      13.

                  (G) Part 2.14 of the Seller Disclosure Schedule identifies each Consent required from any Person for the legal assignment from Seller to Purchaser or assumption by the Purchaser of each Acquired Business Contract from the Seller.

         2.15 SUFFICIENCY OF ASSETS. The Acquired Assets, including the Acquired Business Contracts, together with the Purchaser's rights under each of the Transition Services Agreement and the Intellectual Property Agreement, constitute all the assets, properties, rights and goodwill (other than Intellectual Property and Intellectual Property Rights) necessary to carry on the Acquired Business as currently conducted by the Seller.

         2.16 COMPLIANCE WITH LEGAL REQUIREMENTS. The Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Acquired Business or (2) result in an Assumed Liability. No event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Acquired Business or (2) result in an Assumed Liability. The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, at any time, from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or
(ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. To the Knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have a Material Adverse Effect on the Acquired Business, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.17 GOVERNMENTAL AUTHORIZATIONS. Part 2.17 of the Seller Disclosure
Schedule identifies: each Governmental Authorization that is held by the Seller and is primarily related to the conduct of the Acquired Business. The Seller has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.17 of the Seller Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.17 of the Seller Disclosure Schedule is valid and in full force and effect. The Seller is and has at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17 of the Seller Disclosure Schedule, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Seller or (2) result in an Assumed Liability. To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Seller Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification in any material

                                      14.

respect of any Governmental Authorization identified or required to be identified in Part 2.17 of the Seller Disclosure Schedule. The Seller has not received any written notice or other written communication (from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization primarily related to the Acquired Business, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization primarily related to the Acquired Business. The Governmental Authorizations identified in Part 2.17 of the Seller Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct the Acquired Business in the manner in which such business is currently being conducted, and (ii) to permit the Seller to own and use the assets related to the Acquired Business in the manner in which they are currently owned or used.

         2.18 TAX MATTERS. To the extent the failure to do so would result in an Assumed Liability or would adversely impact the Acquired Assets or the Purchaser's ownership of the Acquired Assets, the Seller (a) has paid all Taxes it is required to pay to the appropriate Government Body and (b) has filed all Tax Returns it is required to file.

         2.19 EMPLOYEE AND LABOR MATTERS.

                  (A) Part 2.19(a) of the Seller Disclosure Schedule accurately sets forth with respect to each Transferred Employee: (i) the name and title of such employee; and (ii) such Transferred Employee's annualized compensation (including salary, commissions, bonuses and retention bonuses) received or to be received by such employee from the Seller with respect to services performed in fiscal 2003 to date. Part 2.19 of the Seller Disclosure Schedule accurately sets forth, with respect to each Transferred Employee, any stock option or other equity incentive plan in which such Transferred Employee participates as well as the number of options, exercise price, and date of grant.

                  (B) The Seller is not a party to or bound by any employment contract or any union contract, collective bargaining agreement or similar Contract related to any Transferred Employee. All Transferred Employees are employed at will.

                  (C) The completion of the transactions contemplated by this Agreement will not result in any payment (other than as required by applicable Legal Requirements) or increased payment becoming due from Seller to any Transferred Employee, and as of the date of this Agreement, to the Knowledge of Seller, no Transferred Employee has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with Seller, for any reason, including because of the consummation of the transactions contemplated by this Agreement.

                  (D) To the Knowledge of the Seller, as of the date of this Agreement, no Transferred Employee: (i) has expressed an intent to terminate his employment; (ii) has indicated that such Transferred Employee received an offer to join a business that may be competitive with the Acquired Business; (iii) is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that could reasonably be expected to have an adverse effect on (A) the performance by such employee of any of his duties or

                                      15.

responsibilities as an employee of the Seller or as an employee of the Purchaser, or (B) the business of the Seller or the Purchaser; or (iv) has received an offer to transfer to the Seller's other businesses, Subsidiaries or Affiliates.

                  (E) Since January 1, 2002, the Seller has not engaged in any unfair labor practice of any nature with respect to the Acquired Business or the Transferred Employees. Since January 1, 2002, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Acquired Business or any Transferred Employee, and to the Knowledge of the Seller, no Transferred Employee has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. To the Knowledge of the Seller, no officer, employee or consultant of the Seller is obligated under any Contract or subject to any Order or Legal Requirement that would interfere with the Acquired Business as currently conducted. To Seller's Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Seller's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Seller's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers, employees or consultants is now bound.

                  (F) Part 2.19 of the Seller Disclosure Schedule sets forth the name of, and a general description of the services performed by, each independent contractor to whom the Seller has made payments exceeding $30,000 in the aggregate since January 1, 2003 in connection with the Acquired Business.

                  (G) The Seller has not incurred any liability under the Worker Adjustment Retraining and Notification Act (the "WARN ACT")(29 USC
Sections 2101, et seq.) or any similar state law or statute relating to employment termination in connection with a mass layoff, plant closing or similar event, and to Seller's Knowledge, the transactions contemplated by this Agreement will not give rise to any such liability. There are currently no pending federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any Transferred Employees (nor has the Seller received any written assertions of the foregoing), and to Seller's Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to such complaint or claim. The Seller has complied with all material Legal Requirements related to the employment of the Transferred Employees and has not received any written notice of any claim that it has not complied in any material respect with any Legal Requirement relating to the employment of the Transferred Employees, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to materially comply with any of the foregoing.

                  (H) Except for the Assumed Liabilities, Purchaser will not be responsible for, and will have no obligation with respect to, any Liabilities related to the employment of the Transferred Employees by the Seller prior to the Closing Date.

                                      16.

            (I) Part 2.19 of the Seller Disclosure Schedule accurately identifies (i) each Transferred Employee who was hired by the Seller in the last six months and (ii) each Transferred Employee who is not a permanent resident of the United States and is employed by the Seller pursuant to an employment visa.

      2.20 BENEFIT PLANS; ERISA.

            (A) Part 2.20 of the Seller Disclosure Schedule identifies and provides an accurate and complete description of each Employee Benefit Plan in which any Transferred Employee participates or is entitled to participate. Since January 1, 2002, the Seller has not established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan related to the Acquired Business, except for the Employee Benefit Plans identified in Part 2.20 of the Seller Disclosure Schedule.

            (B) No Employee Benefit Plan listed on Part 2.20 of the Seller Disclosure Schedule: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 or Title IV of ERISA. No Employee Benefit Plan listed on Part 2.20 of the Seller Disclosure Schedule which is a "welfare benefit plan," as defined in Section 3(1) of ERISA, provides for post-employment benefits, except as required by applicable Legal Requirements..

            (C) With respect to any Group Health Plan (as defined in Section 5000(b)(1) of the Code) maintained by Seller, Seller has complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B ("COBRA"), 9801 and 9802 of the Code.

            (D) The Purchaser shall not be considered a successor employer with respect to any Employee Benefit Plan as a result of the transactions contemplated herein or otherwise. The Purchaser shall not be liable or otherwise responsible for any accrued or unaccrued liability (including any underfunding, penalties, excise taxes or otherwise) or other obligation, either existing currently or accrued or discovered in the future, with respect to any Employee benefit Plan.*

      2.21 PERFORMANCE OF SERVICES. There is no Proceeding pending or, to the Knowledge of the Seller, being threatened against the Seller relating to any services performed by the Seller in connection with the Acquired Business, and, to the Knowledge of the Seller, there is no reasonable basis for the assertion of any such claim.

      2.22 ENVIRONMENTAL MATTERS.

            (A) The Seller is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of the Comprehensive Environmental Response, Compensation and Liability Act, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site subject to the Business Leases.


                                      17.

            (B) In connection with the operation of its business at any site subject to the Business Leases, the Seller has never received any written notice or other written communication from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. In connection with the operation of its business at any site subject to the Business Leases, no Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability.

            (C) The Seller has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully) in connection with the operation of its business at any site subject to the Business Leases. The Seller has never permitted any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any site subject to the Business Leases; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any site subject to the Business Leases; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any site subject to the Business Leases.

            (D) All property that is owned by, leased to, controlled by or used by the Seller at any site subject to the Business Leases, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and (iii) is free of any environmental contamination of any nature.

      2.23 PROCEEDINGS; ORDERS. There is no pending Proceeding (other than Proceedings related to Intellectual Property Rights or infringement thereof), and no Person has threatened in writing to commence any Proceeding (other than Proceedings related to Intellectual Property Rights or infringement thereof) against the Seller or any of its Affiliates: (i) that could reasonably be expected to result in a Material Adverse Effect on the Acquired Business; or
(ii) that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding (other than Proceedings related to Intellectual Property Rights or infringement thereof). The Seller will provide to the Purchaser reasonable access to accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access and may provide subject to use and confidentiality restrictions) that relate to the Proceedings identified in Part 2.23 of the Seller Disclosure Schedule. There is no Order to which the Seller, or any of the assets owned or used by the Seller in connection with the Acquired Business, is subject; and none of the Affiliates of the Seller is subject to any Order that relates to the Acquired Business or the


                                      18.

Acquired Assets. To the Knowledge of the Seller, no Transferred Employee is subject to any Order that may prohibit any Transferred Employee from engaging in or continuing any conduct, activity or practice relating to the Acquired Assets.

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser represents and warrants, to and for the benefit of the Seller Indemnitees that each of the following representations and warranties is true and correct, except as expressly set forth otherwise in a correspondingly numbered part of the Purchaser Disclosure Schedule:

      3.1 DUE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Purchaser.

      3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the corporate power and authority to enter into and perform its obligations under each of the Transaction Agreements to which it is a party, and the execution and delivery and performance by the Purchaser of each Transaction Agreement to which it is a party has been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Agreement to which it is a party on the date hereof constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvence, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity. Upon the execution and delivery of the remaining Transaction Agreements at the Closing, each such Transaction Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to any applicable bankruptcy, insolvence, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity.

      3.3 GOVERNMENTAL AND OTHER AUTHORIZATIONS. The execution, delivery and performance by the Purchaser of the Transaction Agreements, and the consummation by it of the transactions contemplated hereby and thereby, require no approval of any Governmental Authority on the part of Purchaser ("PURCHASER GOVERNMENTAL APPROVALS") or any material consent, waiver or approval of any other Person, other than a Governmental Body, on the part of Purchaser ("PURCHASER APPROVALS"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Purchaser.

      3.4 NON-CONTRAVENTION. Neither the execution and delivery of any of the Transaction Agreements by the Purchaser, nor the consummation or performance of any of the Transactions by the Purchaser, will directly or indirectly (with or without notice or lapse of time):


                                      19.

            (A) contravene, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject;

            (B) contravene or result in a violation with of the certificate of incorporation or bylaws of the Purchaser;

            (C) contravene with or result in a violation or breach of any Contract of the Purchaser, solely to the extent such contravention, violation or breach could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements or

            (D) contravene, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is included in the Acquired Assets;

Except for filings with the Securities and Exchange Commission and NASDAQ, no filing with or notice to, or Consent from, any Person is or will be required in connection with the execution and delivery of any of the Transaction Agreements by the Purchaser or the consummation or performance of any of the Transactions by the Purchaser.

      3.5 LITIGATION; COMPLIANCE WITH LEGAL REQUIREMENTS. There is no pending Proceeding, and no Person has threatened in writing to commence any Proceeding against the Purchaser or any of its Affiliates that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. No event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any Proceeding that seeks to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements.

4.    PRE-CLOSING COVENANTS OF THE SELLER.

      4.1 ACCESS AND INVESTIGATION. Except as may be reasonably appropriate to ensure compliance with respect to any applicable Legal Requirements (including, without limitation, any applicable antitrust regulations), and subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), during the Pre-Closing Period, the Seller will give the Purchaser and its Representatives reasonable access to its Representatives, the Acquired Assets and the existing, books, records, work papers and other documents and information relating to the Acquired Business as the Purchaser may reasonably request during normal business hours and upon reasonable prior notice, all for the purpose of enabling the Purchaser and its Representatives to conduct, at their own expense, business reviews and investigations of the Acquired Business.


                                      20.

      4.2 OPERATION OF BUSINESS.

            (A) Except as otherwise expressly contemplated by the Transaction Agreements, the Seller shall use its commercially reasonable efforts to ensure that, during the Pre-Closing Period:

                  (I) the Seller conducts the operations of the Acquired Business in the Ordinary Course of Business;

                  (II) the Seller (i) preserves intact the Acquired Business,
      (ii) does not terminate any of the Transferred Employees, other than for cause, and (iii) maintains the relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Acquired Business;

            (B) Without limiting Section 4.2(a), the Seller agrees that, during the Pre-Closing Period, it will not, and will cause its Subsidiaries not to, in each case without the prior written consent of the Purchaser:

                  (I) in a single transaction or series of related transactions, sell (including any sale-leaseback), lease, license, pledge, transfer or otherwise dispose of (including through a dividend or distribution to any Person), or discontinue, all or any portion of the Acquired Assets, except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business and except for sales of inventory in the Ordinary Course of Business;

                  (II) terminate, amend, modify or waive any material right under any Acquired Business Contract (other than in the Ordinary Course of Business or renewals of existing Acquired Business Contracts on substantially the same terms);

                  (III) except in an amount, individually or in the aggregate, not to exceed $50,000, commit to make any capital expenditure or acquire any property or assets in connection with the Acquired Business to the extent the commitment will be an Assumed Liability or the property or asset will be an Acquired Asset (other than inventory in the Ordinary Course of Business);

                  (IV) permit or allow any of the Acquired Assets to be subject to any Encumbrance which will not be removed prior to the Closing Date;

                  (V) incur or assume any indebtedness for borrowed money or other Liability, or assume, guarantee, endorse or otherwise become liable or responsible for indebtedness for borrowed money or other Liability of any Person, in each case that would give rise to an Assumed Liability;

                  (VI) grant any increase in the compensation or benefits of any Transferred Employee (excluding any increase specifically provided for in the terms of, or legally required by, any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable, or to become payable, to any Transferred Employee, except for (A) increases in the Ordinary Course of Business to


                                      21.

      Transferred Employees in terms of proportion and timing, and (B) other changes that are required by applicable Legal Requirements;

                  (VII) sell, transfer or lease any Acquired Assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with respect to the Acquired Assets with any Affiliate;

                  (VIII) defer or delay the payment of, or fail to pay when otherwise due, expenses, indebtedness or other material obligations, in each case, that would be an Assumed Liability, except in the Ordinary Course of Business;

                  (IX) take any action that, or omit to take any action not otherwise prohibited by the terms of this Agreement the omission of which, would, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Closing Date, (B) result in any of the conditions to the consummation of the Transactions not being satisfied on or prior to the Termination Date or
      (C) breach any provision of this Agreement;

                  (X) except as required by applicable Legal Requirements, recognize any labor union or enter into any collective bargaining agreement that includes any Transferred Employee;

                  (XI) settle or compromise any pending Proceeding on a basis requiring any agreement that would materially and adversely affect the Acquired Assets or increase the Assumed Liabilities;

                  (XII) authorize, commit, enter into, or offer to enter into, any Contract to take any of the actions referred to in this Section 4.2(b).

5.    OTHER AGREEMENTS.

      5.1 REASONABLE EFFORTS; FILINGS AND CONSENTS. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Legal Requirements, so as to permit consummation of the Transactions as promptly as reasonably practicable and in any event prior to the Termination Date and will use commercially reasonable efforts to cooperate fully with the other parties hereto to that end.

      5.2 NOTIFICATION. During the Pre-Closing Period, each party shall promptly notify the other in writing of, and shall subsequently keep such other party updated on a current basis regarding: (a) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made in this Agreement if (i) such


                                      22.

representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation; and (d) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

      5.3 NO NEGOTIATION. The Seller shall ensure that, during the Pre-Closing Period, neither it nor any of its Representatives, directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) related to an Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to a Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to an Acquisition Transaction. The Seller shall immediately cease and cause to be terminated any Contract or discussions with any Person (other than the Purchaser) related to an Acquisition Transaction.

      5.4 NONCOMPETITION. The Seller agrees that, in consideration of the consummation of the Transactions by the Purchaser hereunder, it shall not and shall cause its Affiliates not to, at any time between the Closing Date and the fifth (5th) anniversary of the Closing Date, directly or through any other Person, anywhere in the world compete, directly or indirectly, or assist any other Person in competing, directly or indirectly, with the Purchaser or otherwise engage in any voiceband analog modem business, including any business or activity that involves, in whole or in part, the design, development, manufacturing, production, marketing, licensing, distribution, sale, provision or other commercialization or exploitation of any voiceband analog modem Intellectual Property, product, service or technology; provided, however that
(a) solely to the extent necessary to fulfill the Seller's existing obligations (as of the date of this Agreement) under the Third Party Agreements, if at all, the Seller may continue to provide the products and services it provided or is currently providing under the Third Party Agreements (the "EXISTING EMBEDDED MODEM PRODUCTS"), including any bug fixes for any such Existing Embedded Modem Products, it being expressly understood that the Seller shall not provide any new product or service, or any software upgrade or enhancement or any improved, increased or modified functionality to the Existing Embedded Modem Products pursuant to the Third Party Agreements or otherwise; (b) nothing in this Section
5.4 shall be construed as prohibiting the Seller from procuring, acquiring, selling, buying, licensing, litigating or enforcing any Patent; and (c) the Seller may resell or otherwise distribute a fully functional Analog Modem Product obtained from a third party provided that such Analog Modem Product is distributed as part of or along with an assembly of the Seller having significant non-modem functionality and that there are no modifications or enhancements made to such Analog Modem Product or its functionality except as necessary to integrate such Analog Modem Product into such assembly of the Seller. The Seller will not, directly or through any other Person, take any action that is designed or intended or could reasonably be expected to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Acquired Business from maintaining the same business relationship with the Acquired Business after the Closing Date as it maintained with the Acquired Business prior to the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 5.4 is invalid or unenforceable, the


                                      23.

parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      5.5 PUBLIC ANNOUNCEMENTS. The Purchaser and the Seller will consult with each other as to the form, substance and timing of the initial press release or other initial public statement relating to this Agreement, or any of the Transactions, and no such initial statement will be made by one without the written consent of the other, which consent will not be unreasonably withheld or delayed; provided that each may make such disclosures as are necessary to comply with any Legal Requirement or the request of any Governmental Body after making good faith efforts under the circumstances to consult in advance with the other. Notwithstanding the foregoing, the parties shall agree to a joint press release upon the execution of this Agreement.

      5.6 FURTHER ACTIONS.

            (A) From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser's Affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Acquired Assets.

            (B) Except as permitted by the activities set forth on Part 5.6(b) of the Disclosure Schedule, from and after the Closing Date, the Seller shall, and shall cause its Affiliates to, reasonably cooperate with the Purchaser in its efforts to continue and maintain for the benefit of the Purchaser those business relationships of Seller existing prior to the Closing Date and part of the Acquired Business, including relationships with lessors, licensors, customers, suppliers, providers, payers, vendors and others. Except as permitted by the activities set forth on Part 5.6(b) of the Seller Disclosure Schedule,
(i) neither the Seller nor any of its Affiliates or its or their officers, employees or Representatives shall take any action after the Closing Date which could reasonably be expected to diminish the value of the Acquired Assets or interfere with the customers or operations of the Acquired Business, and (ii) neither the Seller nor any of its Affiliates will satisfy any of the Excluded Liabilities in a manner reasonably likely to be detrimental to such relationships, individually or as a whole.

            (C) The Seller and the Purchaser will cooperate in good faith in connection with the filing of Tax Returns, any audit or Proceeding with respect to Taxes and in connection with any other Proceeding in each case relating to the Acquired Assets or the Acquired Business, as and to the extent reasonably requested by the Purchaser or the Seller. Such cooperation shall include (1) the retention and (upon a party's request) the provision of records and information which are reasonably relevant to the preparation of Tax Returns or to any such Proceeding and (2) making relevant employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller and the Purchaser


                                      24.

shall (1) retain all Records with respect to Tax matters pertinent to the Acquired Assets relating to any period beginning before the Closing Date until the expiration of all relevant statues of limitations (and, to the extent notified by the Seller or the Purchaser, any extensions thereof), and abide by all record retention agreements entered into with any Governmental Authority with respect to Taxes (with respect to agreements of another party, to the extent notified thereof) and (2) give the other parties to this Agreement reasonable written notice prior to transferring, destroying or discarding any such Records.

            (D) During the Pre-Closing Period, the Seller will exercise its commercially reasonable efforts to transfer to the Purchaser all customer relationships primarily related to the Acquired Business. The Seller shall use its commercially reasonable efforts to obtain the consent required under the Sublease.

      5.7 EMPLOYEES, EMPLOYEE BENEFIT MATTERS; NON-SOLICITATION.

            (A) The Seller shall use its commercially reasonable efforts to cause each Transferred Employee to commence employment with the Purchaser. The Purchaser will offer Transferred Employees a package of compensation and employee benefits that is, in the aggregate, comparable to the level of compensation and employee benefits currently provided to similarly situated employees of the Purchaser. Without limiting the foregoing, all Transferred Employees who accept offers of employment from the Purchaser and who become employees of the Purchaser shall be eligible to participate in those employee benefit plans (including, but not limited to, all employee benefit plans within the meaning of Section 3(3) of ERISA), any and all equity-based plans (presently or hereinafter established) and any all policies and employee fringe benefit programs (including vacation and severance) (all such preceding plans and policies collectively referred to as the "PURCHASER PLANS") that are available to similarly situated employees of Purchaser. For purposes of all Purchaser Plans under which a Transferred Employee's eligibility for benefits depends, in whole or in part, on length of service, credit will be given to such Transferred Employee for service previously credited with the Seller prior to the Closing Date; provided, however, that such credit of service does not result in duplication of benefits.

            (B) For a period of three years after the Closing Date, the Seller will not and will cause its Affiliates not to, directly or indirectly, without the written consent of the Purchaser, and whether or not for compensation, either on its own behalf or through any third person, solicit, persuade, encourage or induce any Transferred Employee then employed by the Purchaser and/or its Affiliates to cease employment with or retention by the Purchaser and/or its Affiliates; provided, however, that this Section 5.7(b) will not apply to general solicitation of employment not specifically directed toward Transferred Employees. For a period of twenty-four months following the Closing Date, the Seller will not and will cause its Subsidiaries not to hire or agree to hire any Transferred Employees then employed by the Purchaser.

      5.8 CONFIDENTIALITY. Each party will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of the other party in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Corporate Nondisclosure Agreement entered into between Seller and the


                                      25.

Purchaser dated March 26, 2003 (the "CONFIDENTIALITY AGREEMENT"). Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

      5.9 PURCHASE PRICE ALLOCATION. On or prior to the Closing Date, Seller shall prepare a proposed allocation of the purchase price consideration set forth in Section 1.2(a)(i) and Section 1.2(a)(ii). Thereafter, Seller and the Purchaser shall work together in good faith to finalize as soon as reasonably practicable such allocation (the "PURCHASE PRICE ALLOCATION"). Each of the parties hereto agrees to report the transactions contemplated hereby for state and federal Tax purposes in accordance with the Purchase Price Allocation.

      5.10 ACCESS TO RECORDS AFTER THE CLOSING. Except as may be reasonably appropriate to ensure compliance with respect to any applicable Legal Requirements (including, without limitation, any applicable antitrust regulations), and subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), for a period of two years after the Closing Date, the Seller and its Representatives, on the one hand, and the Purchaser and its Representatives, on the other hand, shall have reasonable access, during normal business hours and at the expense of the party seeking access, to any reasonably available business records to the extent that such access may be reasonably required, in the case of the Seller in connection with matters relating to the operation of the Acquired Business prior to the Closing Date, and, in the case of the Purchaser, in connection with the Acquired Assets and Assumed Liabilities subsequent to the Closing Date; provided, however, that the requesting party shall only be entitled to such records upon the execution of a customary confidentiality agreement.

      5.11 PROPERTY TAXES. In the case of any real or personal property taxes or any similar taxes attributable to the Acquired Assets which taxes are reported on a Tax Return covering a period commencing before the Closing Date and ending thereafter (a "STRADDLE PERIOD TAX"), any such Straddle Period Taxes shall be prorated between the Seller and the Purchaser on a per diem basis. The party required to pay any such Straddle Period Tax as required by law (the "PAYING PARTY") shall provide the other party (the "NON-PAYING PARTY") with a proof of payment and within 10 days of receipt of such proof of payment, the Non-Paying Party shall reimburse the Paying Party for its share of such Straddle Period Taxes. The party required to file a Tax Return with respect to Straddle Period Taxes shall do so within the time period prescribed by law.

      5.12 BOOK VALUE LETTER. One day prior to the Closing Date, Seller shall deliver to the Purchaser a letter signed by the Chief Financial Officer and the Chief Executive Officer of the


                                      26.

Seller detailing the book value of the Acquired Inventory and Acquired Fixed Assets as set forth on the Seller's books as of such date (the "VALUATION LETTER").

      5.13 CERTAIN ROYALTIES. [***]

      5.14 CERTAIN NDA MATTERS. Seller shall release for the benefit of the Purchaser each of the Transferred Employees from any non-disclosure obligation owed to Seller and its Subsidiaries and Affiliates to the extent, but only to the extent, such non-disclosure obligation relates to any Acquired Assets. With respect to any current or former employee of the Acquired Business, including the Transferred Employees, upon the reasonable request of Purchaser, which shall be made in Purchaser's good faith belief that such employee is making unauthorized disclosures of or has otherwise misappropriated any of the confidential Purchased IP to a third party, and at Purchaser's sole cost and expense, Seller shall use its reasonable commercial efforts to enforce any non-disclosure or non-misappropriation obligation (whether contractual or otherwise) owed to Seller or any of its Affiliates by such employee against such employee to the extent, but only to the extent, such non-disclosure or non-misappropriation obligation relates to any Purchased IP.

      5.15 TRADEMARK LICENSING. The Seller grants to the Purchaser a non-transferable, non-exclusive, worldwide license to use each of the Marks solely for the purpose of (i) reselling or otherwise distributing that certain inventory of each DAA and codec chipset listed in Part 2.10 of the Seller Disclosure Schedule until such inventory of each DAA or codec is depleted; and
(ii) once all such inventory of each DAA or codec chipset part number is depleted, reselling or otherwise distributing each such DAA and codec chipset part number purchased in reasonable quantities from Silicon Laboratories, Inc. (provided that each such chipset part number is manufactured to the specifications for such chipset part number existing on the Closing Date) during the six-month period following Closing Date, provided that in the case of all such resale or other distribution under the foregoing license, the Purchaser affixes a conspicuous notice to all datasheets that such part number marks are "used under license from PCTEL, Inc." Notwithstanding the foregoing license, the Purchaser expressly agrees and acknowledges that it is solely responsible for all domestic and foreign governmental and other entity approvals, licenses or other rights to ship to such countries any Product, such DAA or codec chipset, software or combination thereof.

6.    CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

      The Purchaser's obligation to purchase the Acquired Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

      6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Seller in this Agreement (as qualified by the Seller Disclosure Schedule) were true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such

----------
[***]A request for confidential treatment has been filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                      27.

representations and warranties were made on and as of such time, except (i) for any failure to be so true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Business, (ii) for changes contemplated by the Transaction Agreements, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties (as qualified by the Seller Disclosure Schedule) shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date. All "materiality," "Material Adverse Effect" or similar qualifications set forth therein shall be disregarded for purposes of this Section 6.1.

      6.2 CONSENTS AND GOVERNMENTAL APPROVALS. All Consents set forth on
Schedule 6.2 and all Consents required from any Governmental Body in order to consummate the Transactions shall have been obtained and shall be in full force and effect and all waiting periods required by any Legal Requirement shall have expired.

      6.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes the consummation of the Transactions illegal.

      6.4 PERFORMANCE OF OBLIGATIONS.

            (A) Each of the documents referred to in Section 1.4(b)(i) shall have been executed by each of the parties thereto and delivered to the Purchaser.

            (B) All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing considered individually and in the aggregate, shall have been duly complied with and performed in all material respects.

      6.5 ADDITIONAL DOCUMENTS. Purchaser shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Seller to the effect that the Seller has satisfied each of the conditions set forth in Section 6.1 and 6.4(b).

      6.6 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither the Seller nor the Purchaser shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Transactions; (b) relating to the Transactions and seeking to obtain from the Purchaser or any of its Affiliates any damages or other relief that may be material; or (c) which could reasonably be expected to materially and adversely affect the Transactions or the right of the Purchaser or any of its Affiliates to own the Acquired Assets or operate the Acquired Business.

      6.7 NO OTHER LITIGATION. Except as set forth in Part 2.23 of the Seller Disclosure Schedule, there shall not be pending any Proceeding in which, in the reasonable judgment of the Purchaser, there is a reasonable possibility of an outcome that could reasonably be expected to (i) have a Material Adverse Effect on the Acquired Business or (ii) materially and adversely affect


                                      28.
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the Transactions or the right of the Purchaser or any of its Affiliates to own the Acquired Assets or operate the Acquired Business.

      6.8 TRANSITION SERVICES AGREEMENT. The Transition Services Agreement shall have been executed and delivered by the Seller and shall be in full force and effect.

      6.9 INTELLECTUAL PROPERTY AGREEMENT. The Intellectual Property Agreement shall have been executed and delivered by the Seller and shall be in full force and effect.

7.    CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

      The Seller's obligation to sell and transfer the Acquired Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

      7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Purchaser in this Agreement (as qualified by the Purchaser Disclosure Schedule) were true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except (i) for any failure to be so true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, (ii) for changes contemplated by the Transaction Agreements, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties (as qualified by the Purchaser Disclosure Schedule) shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date. All "materiality," "Material Adverse Effect" or similar qualifications set forth therein shall be disregarded for purposes of this Section 7.1.

      7.2 CONSENTS AND GOVERNMENTAL APPROVALS. All Consents required to be obtained by the Purchaser from any Person or Governmental Body in order to consummate the Transactions shall have been obtained and shall be in full force and effect and all waiting periods required by any Legal Requirement shall have expired.

      7.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes the consummation of the Transactions illegal.

      7.4 PURCHASER'S PERFORMANCE.

            (A) The Purchaser shall have executed and delivered the Assumption Agreement.

            (B) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing considered individually and in the aggregate shall have been complied with and performed in all material respects.


                                      29.
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      7.5 ADDITIONAL DOCUMENTS. Seller shall have received a certificate of the
Purchaser to the effect that the Purchaser has satisfied each of the conditions set forth in Section 7.1 and 7.4(b).

      7.6 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither the Seller nor the Purchaser shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Transactions; and (b) which could reasonably be expected to materially and adversely affect the Transactions or the right of the Seller to receive the Purchase Price.

      7.7 TRANSITION SERVICES AGREEMENT. The Transition Services Agreement shall have been executed and delivered by the Purchaser and shall be in full force and effect.

      7.8 INTELLECTUAL PROPERTY AGREEMENT. The Intellectual Property Agreement shall have been executed and delivered by the Purchaser and shall be in full force and effect.

8.    TERMINATION.

      8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

            (A) by the Purchaser if (i) there is a Breach of any covenant or obligation of the Seller such that the closing condition set forth in
      Section 6.4(b) would not be satisfied, or (ii) there is a Breach of the Seller's representations and warranties as of the date of this Agreement or as of any subsequent date (as if made on such subsequent date) such that the closing condition set forth in Section 6.1 would not be satisfied; provided, however, that the Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 8.1(a) on account of any Breach which is curable by the Seller unless the Seller fails to cure such Breach within 30 calendar days after receiving notice of such Breach;

            (B) by the Seller if (i) there is a Breach of any covenant or obligation of the Purchaser such that the closing condition set forth in
      Section 7.4(b) would not be satisfied, or (ii) there is a Breach of the Purchaser's representations and warranties as of the date of this Agreement or as of any subsequent date (as if made on such subsequent date) such that the closing condition set forth in Section 7.1 would not be satisfied; provided, however, that the Seller shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) on account of any Breach which is curable by the Purchaser unless the Purchaser fails to cure such Breach within 30 calendar days after receiving notice of such Breach;

            (C) by either the Purchaser or the Seller if the Closing has not taken place on or before June 30, 2003 (the "TERMINATION DATE") (other than as a result of any failure on the part of the terminating party to comply with or perform its covenants and obligations under this Agreement in all material respects);


                                      30.
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            (D) by the mutual written consent of the Purchaser and the Seller;
      and

            (E) by either Seller or the Purchaser, if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Merger shall have become final and nonappealable.

      8.2 TERMINATION PROCEDURES. If either party wishes to terminate this Agreement pursuant to Section 8.1, then Purchaser or Seller, as the case may be, shall deliver to the other party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement.

      8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate without any liability of any party to the other party; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any intentional or willful Breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 8.2,
8.3 and 10 of this Agreement and the Confidentiality Agreement.

9.    INDEMNIFICATION.

      9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (A) Subject to Section 9.1(c), (i) the representations and warranties set forth in Section 2 (other than those set forth in Sections 2.13 and 2.15) and Section 3 shall expire at 11:59 p.m. (PDT) on the first anniversary of the Closing Date, and (ii) the representations and warranties set forth in Sections 2.13 and 2.15 shall expire at 11:59 p.m. (PDT) on the second anniversary of the Closing Date; provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty set forth in any of the provisions of Section 2 or Section 3 is given to the indemnifying party on or prior to the expiration date for such representation or warranty, then, notwithstanding anything to the contrary contained in this Section 9.1(a), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 9.2) that is based upon, or that relates to, any Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction. All of the covenants, agreements and obligations of the parties contained in this Agreement or any other document, certificate, schedule or instrument delivered or executed in connection herewith shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations.

            (B) The representations, warranties, covenants and obligations of each party, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by


                                      31.

or knowledge of, any of the Indemnitees or any of their Representatives. The parties recognize and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party's knowledge, and the waiver of any condition set forth in Sections 6 and 7 above based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Damages pursuant to this Section 9, or other remedy based on such representations, warranties, covenants, and obligations.

            (C) Notwithstanding anything to the contrary contained in Section 9.1(a), if the indemnifying party has engaged in a willful or intentional Breach of any representation or warranty of the indemnifying party set forth in Section 2, in the case of the Seller, or Section 3, in the case of the Purchaser, then the representation or warranty so breached shall not expire, but rather shall remain in full force and effect for an unlimited period of time (regardless of whether any Claim Notice relating to such representation or warranty is ever given).

            (D) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the indemnifying party a written notice stating that such Indemnitee believes that there is or has been a Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, good faith preliminary estimate of the aggregate dollar amount of the Damages that the Indemnitee claims to have so incurred or suffered or will incur or suffer.

            (E) For purposes of this Section 9, each statement or other item of information set forth in the applicable Disclosure Schedule when evaluated with the applicable representation or warranty shall be deemed to be a representation and warranty made by the respective party in this Agreement. Notwithstanding anything herein to the contrary, the representations and warranties of the parties contained in this Agreement shall, for purposes of the Indemnifying Parties' obligations pursuant to this Section 9, be deemed to be made as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date).

      9.2 INDEMNIFICATION BY THE SELLER.

            (A) From and after the Closing Date, the Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

                  (I) any Breach of any of the representations or warranties made by the Seller in this Agreement (as qualified by the Seller Disclosure Schedule) or in any certificate or document signed or delivered by the Seller in connection with this Agreement (without regard to any "Material Adverse Effect" or materiality qualifier contained or incorporated into such representations or warranties);


                                      32.

                  (II) any Breach of any representations or warranties made by the Seller in this Agreement or in any certificate or document signed or delivered by the Seller in connection with this Agreement as though such representations or warranties were made on and as of the Closing Date (without regard to any "Material Adverse Effect" or materiality qualifier contained or incorporated into such representations or warranties);

                  (III) any Breach of any covenant or obligation of the Seller contained in this Agreement;

                  (IV) any Liability of the Seller or of any of its Affiliates, other than the Assumed Liabilities;

                  (V) any Liability (other than the Assumed Liabilities) to which the Purchaser or any of the other Purchaser Indemnitees may become subject and that arises from or relates to (A) the presence of any Hazardous Material at any site subject to a Business Lease, (B) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Seller, or (C) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions; or

                  (VI) any Liability under WARN or under any similar state Legal Requirement;

                  (VII) any Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," "(v)," or "(vi)," above (including any Proceeding commenced by the Purchaser for the purpose of enforcing any of its rights under this Section 9).

            (B) Subject to Section 9.2(e), the Seller shall not be required to make any indemnification payment pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds [***] (the "SELLER DEDUCTIBLE AMOUNT"). If the total amount of such Damages exceeds [***], the Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the only the amount of such Damages in excess of the Seller Deductible Amount.

            (C) Notwithstanding anything in this Agreement to the contrary, subject to Section 9.2(e), the Seller shall not be required to make any indemnification payment pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) with respect to any individual occurrence not exceeding [***] in Damages (each such occurrence, a "SELLER MINIMUM CLAIM"); provided, however, that each Seller Minimum Claim shall be included in the computation of the aggregate amount of

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                                      33.
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Damages suffered or incurred by the Purchaser Indemnitees solely for purposes of determining if the aggregate amount of Damages exceeds the Seller Deductible Amount.

            (D) Notwithstanding anything in this Agreement to the contrary, but subject to Section 9.2(e), Seller's aggregate liability for any indemnification payments pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) or Proceedings thereto under Section 9.2(vii) will be limited to, and shall not exceed, [***]

            (E) The limitations on the indemnification obligations of the Seller set forth in each of Section 9.2(b), Section 9.2(c) and Section 9.2(d) shall not apply to (i) any Breach arising from any event, fact or circumstance of which the Seller had Knowledge on or prior to the Closing Date and which was not disclosed on the Seller Disclosure Schedule, or (ii) any willful Breach, intentional misrepresentation or fraud by the Seller or any of its Affiliates.

      9.3 INDEMNIFICATION BY PURCHASER.

            (A) From and after the Closing Date, the Purchaser shall hold harmless and indemnify the Seller Indemnitees from and against, and shall compensate and reimburse the Seller Indemnitees for, any Damages that are suffered or incurred by the Seller Indemnitees or to which the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of or are connected with:

                  (I) any Breach of any representation or warranty made by the Purchaser in this Agreement (as qualified by the Purchaser Disclosure Schedule) or in any certificate or document signed and delivered by the Purchaser in connection with this Agreement (without regard to any "Material Adverse Effect" or materiality qualifier contained or incorporated into such representations or warranties);

                  (II) any Breach of any representations or warranties made by the Purchaser in this Agreement or in any certificate or document signed or delivered by the Purchaser in connection with this Agreement as though such representations or warranties were made on and as of the Closing Date (without regard to any "Material Adverse Effect" or materiality qualifier contained or incorporated into such representations or warranties).

                  (III) any Breach of any covenant or obligation of the Purchaser in this Agreement;

                  (IV) any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities; or

                  (V) any Proceeding relating directly or indirectly to any failure or Breach of the type referred to in clause "(i),""(ii)," "(iii)" or "(iv)" above (including any

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      Proceeding commenced by the Seller for the purpose of enforcing its rights under this Section 9.3).

            (B) Subject to Section 9.3(e), the Purchaser shall not be required to make any indemnification payment pursuant to Section 9.3(a)(i) or Section 9.3(a)(ii) until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Seller Indemnitees, or to which any one or more of the Seller Indemnitees has or have otherwise become subject, exceeds [***] (the "PURCHASER DEDUCTIBLE AMOUNT"). If the total amount of such Damages exceeds [***], the Seller Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for only the amount of such Damages in excess of the Purchaser Deductible Amount.

            (C) Notwithstanding anything in this Agreement to the contrary, subject to Section 9.3(e), the Seller shall not be required to make any indemnification payment pursuant to Section 9.3(a)(i) or Section 9.3(a)(ii) with respect to any individual occurrence not exceeding [***] in Damages (each such occurrence, a "PURCHASER MINIMUM CLAIM"); provided, however, that each Purchaser Minimum Claim shall be included in the computation of the aggregate amount of Damages suffered or incurred by the Seller Indemnitees solely for purposes of determining if the aggregate amount of Damages exceeds the Purchaser Deductible Amount.

            (D) Notwithstanding anything in this Agreement to the contrary, but subject to Section 9.3(d), Purchaser's aggregate liability for any indemnification payments pursuant to Section 9.3(a)(i), or Section 9.3(a)(ii) or Proceedings thereto under Section 9.3(v) will be limited to, and shall not exceed, [***].

            (E) The limitation on the indemnification obligations of the Purchaser that is set forth in Section 9.3(b), Section 9.3(c) and Section 9.3(d) shall not apply to (i) any Breach arising directly or indirectly from any circumstance of which the Purchaser had Knowledge on or prior to the Closing Date which was not disclosed on the Purchaser Disclosure Schedule or (ii) any willful Breach, intentional misrepresentation or fraud by the Purchaser or any of its Affiliates.

      9.4 ADDITIONAL INDEMNITY

            (A) From and after the Closing Date, the Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against any Damages suffered or incurred by the Purchaser Indemnitees as a result of any third-party claim against any of the Purchaser Indemnitees to the extent that such claim is based upon or arises from any actual or alleged infringement of a third party Patent by virtue of the use, manufacture, importation, offer for sale, or sale of any Product that was shipped or otherwise distributed before the Closing Date by the Seller or any of its Affiliates.

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                                      35.
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            (B) From and after the Closing Date, the Purchaser shall hold harmless and indemnify each of the Seller Indemnitees from and against any Damages suffered or incurred by the Seller Indemnitees as a result of any third-party claim against any of the Seller Indemnitees to the extent that such claim is based upon or arises from any actual or alleged infringement of a third party Patent by virtue of the use, manufacture, importation, offer for sale, or sale of any Product, or any other product that incorporates, or is alleged to incorporate, any Purchased IP, that is shipped or otherwise distributed after the Closing Date by the Purchaser or any of its Affiliates, unless the Seller is obligated (or would be obligated, but for the limitations in Sections 9.1(a), 9.2(b), 9.2(c), and 9.2(d)) to indemnify the Purchaser for such third-party claim as a result of a Breach of the representations and warranties in Section 2.13(g).

            (C) From and after the Closing Date, the Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against any Damages suffered or incurred by the Purchaser Indemnitees as a result of any Liabilities arising out of warranty claims made within four months after the Closing Date by any Person (other than Dell Computer Corporation or any of its Affiliates) for products shipped by the Seller prior to the Closing Date to the extent such Damages do not exceed [***] in the aggregate (the "WARRANTY REIMBURSEMENT LIMITATION"); provided, however, that with respect to any warranty claim which constitutes a breach of the representations and warranties made by the Seller in the first sentence of Section 2.8, the Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against any Damages related thereto without regard to the Warranty Reimbursement Limitation.

            (D) From and after the Closing Date, the Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against any Damages suffered or incurred by the Purchaser Indemnitees as a result of any Liabilities arising out of warranty claims made within six moths after the Closing Date by Dell Computer Corporation or any of its Affiliates for products shipped by the Seller prior to the Closing Date.

      9.5 DEFENSE OF THIRD PARTY CLAIMS.

            (A) In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller, on one hand, and the Purchaser, on the other hand, may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, the Indemnitee shall have the right, at its election, to designate the Indemnitor to assume the defense of such claim or Proceeding at the sole expense of the Indemnitor. If the Indemnitee so elects to designate the Indemnitor to assume the defense of any such claim or Proceeding:

                  (I) the Indemnitor shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Indemnitee;

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                  (II) the Indemnitee shall make available to the Indemnitor any non-privileged documents and materials in the possession of the Indemnitee that may be necessary to the defense of such claim or Proceeding;

                  (III) the Indemnitor shall keep the Indemnitee informed of all material developments and events relating to such claim or Proceeding;

                  (IV) the Indemnitee shall have the right to participate in the defense of such claim or Proceeding;

                  (V) the Indemnitor shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnitee provided, however, that the Indemnitee shall not unreasonably withhold such consent; and

                  (VI) the Indemnitee may at any time (notwithstanding the prior designation of the Indemnitor to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

            (B) If the Indemnitee does not elect to designate the Indemnitor to assume the defense of any such claim or Proceeding (or if, after initially designating the Indemnitor to assume such defense, the Indemnitee elects to assume such defense), the Indemnitee may proceed with the defense of such claim or Proceeding on its own. If the Indemnitee so proceeds with the defense of any such claim or Proceeding on its own:

                  (I) all reasonable expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Indemnitor;

                  (II) the Indemnitor shall make available to the Indemnitee any documents and materials in the possession or control of either of the Indemnitor or any Affiliate of the Indemnitor that may be necessary to the defense of such claim or Proceeding;

                  (III) the Indemnitee shall keep the Indemnitor informed of all material developments and events relating to such claim or Proceeding; and

                  (IV) the Indemnitee shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Indemnitor; provided, however, that the Indemnitor shall not unreasonably withhold such consent.

            (C) Notwithstanding anything in this Agreement to the contrary, if the Indemnitee determines in good faith that it is likely that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, regardless of whether or not the Indemnitee had previously elected to allow the Proceedings to be conducted pursuant to Section 9.6(a) or 9.6(b) above, at any time by notice to the Indemnitor assume the exclusive right to defend, compromise or settle such Proceeding without the consent of the Indemnitor. If the


                                      37.

Indemnitee proceeds without the consent of the Indemnitor, then any amount paid or remedy allowed by the Indemnitee will not be used as a measure of Damages against the Indemnitor in any claim for indemnification.

            (D) The parties hereto expressly agree and acknowledge that the provisions of this Section 9.6 shall not apply in the event of any third party claim against both the Seller and the Purchaser or any of their respective Affiliates, if such third party claim could reasonably be expected to result in any indemnification payments pursuant to Section 9.4.

      9.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARTIES TO THIS AGREEMENT. No Indemnitee (other than the parties to this Agreement or any successor thereto or permitted assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the respective party to this Agreement entitled to indemnification (or any successor thereto or permitted assignee thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

      9.7 INDEMNIFICATION CLAIMS

            (A) DELIVERY OF CLAIM NOTICE. If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of this Agreement, such Indemnitee is required to deliver a claim notice (a "CLAIM NOTICE") to the Indemnifying Party. Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in this Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under
Section 9 of this Agreement, and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "CLAIMED AMOUNT").

            (B) RESPONSE NOTICE; UNCONTESTED CLAIMS. Within 30 days after receipt by the Indemnifying Party of a Claim Notice, the Indemnifying Party may deliver to the Indemnitee who delivered the Claim Notice a written response (the "RESPONSE Notice") in which the Indemnifying Party: (i) agrees that the Indemnified Party is entitled to the full Claimed Amount; (ii) agrees that agrees that the Indemnified Party is entitled to part, but not all, of the Claimed Amount (the "AGREED AMOUNT"); or (iii) indicates that the Indemnifying Party disputes the entire Claimed Amount. Any part of the Claimed Amount that is not agreed to pursuant to the Response Notice shall be the "CONTESTED AMOUNT." If a Response Notice is not received by the Indemnified Party within such 30-day period, then the Indemnifying Party shall be conclusively deemed to have agreed that the Indemnified Party is entitled to the full Claimed Amount. If the Indemnifying Party and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 days after the delivery of the Claim Notice ("INITIAL RESOLUTION PERIOD"), then the parties shall be entitled to resort to any legal remedy available to such party to resolve such dispute.


                                      38.

      9.8 EXCLUSIVE REMEDY. After the Closing Date, the provisions of this
Section 9 shall provide the sole and exclusive remedy of any party hereto for any Breach of this Agreement by the other party, and shall preclude the assertion of any other right or remedy by such party in connection therewith provided, however, that this Section 9.9 shall not preclude or otherwise limit the assertion of (i) any right or remedy for willful misconduct, including willful Breach, intentional misrepresentation or fraud by any Person, or (ii) any right or remedy for specific performance or other equitable relief, including specific performance of the covenants contained in Section 5.4 of this Agreement.

10.   MISCELLANEOUS PROVISIONS.

      10.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

      10.2 FEES AND EXPENSES.

            (A) Each party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by such party and its Representatives with respect to the Transactions; (iii) the negotiation, preparation and review of this Agreement, the other Transaction Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

      10.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Seller:

                                    PCTEL, Inc.
                                    8725 West Higgins Road, Suite 400
                                    Chicago, Illinois 60631
                                    Attention: General Counsel
                                    Telephone No.: (773) 243-3013
                                    Facsimile No.: (773) 243-3050


                                      39.

                  With a copy (which copy shall not constitute notice) to:

                                    Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention:  Douglas H. Collom
                                    Telephone No.: (650) 493-9300
                                    Facsimile No.: (650) 845-5000

                  if to the Purchaser:
                                    Conexant Systems, Inc.
                                    4311 Jamboree Road
                                    Newport Beach, CA 92660
                                    Attn: General Counsel
                                    Telephone No.: (949) 483-3018
                                    Facsimile No.: (949) 483-9576

                  With a copy (which copy shall not constitute notice) to:

                                    Carl R. Sanchez, Esq.
                                    Cooley Godward LLP
                                    4401 Eastgate Mall
                                    San Diego, California 92121-6420
                                    Telephone No.: (858) 550-6000
                                    Facsimile No.: (858) 550-6420

      10.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      10.5 HEADINGS. The bold headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      10.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      10.7 GOVERNING LAW; VENUE.

            (A) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

            (B) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state court located in the County of Orange, California or in any federal court located in the Northern District of California. Each party to this Agreement:


                                      40.

                  (I) expressly and irrevocably consents and submits to the jurisdiction of each state court located in the County of Orange, California or in any federal court located in the Northern District of California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                  (II) agrees that each state court located in the County of Orange, California or in any federal court located in the Northern District of California shall be deemed to be a convenient forum; and

                  (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state court located in the County of Orange, California or in any federal court located in the Northern District of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (C) The parties hereto agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the indemnifying party in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

            (D) Nothing in this Section 10.7 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against any Person in any forum or jurisdiction.

      10.8 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

            (A) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchaser; the other Indemnitees (subject to Section 9.6); and the respective successors and assigns (if any) of the foregoing.

            (B) After the Closing, either party may freely assign any or all of its rights or delegate its obligations under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other Person.

            (C) Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transaction Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transaction Agreements.


                                      41.

      10.9 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. Except as set forth in
Section 9.8, (i) the rights and remedies of the parties hereto shall be cumulative and not alternative, and (ii) the parties hereto agree that: (a) in the event of any Breach or threatened Breach by any party hereto of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither such other party nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

      10.10 WAIVER.

            (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (B) No Person shall be deemed to have waived any condition (including any condition contained in Section 6 or Section 7) or claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such condition, claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10.11 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

      10.12 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      10.13 ENTIRE AGREEMENT. The Transaction Agreements and the Confidentiality Agreement set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

      10.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.


                                      42.

      10.15 NO SETOFF. The parties hereto agree that any payments required to be made by any party pursuant to this Agreement or the Intellectual Property Agreement shall be made without any withholding, deduction or set-off, and each party hereto agrees not to assert a right of set-off with respect to any such payments at common law or otherwise.

      10.16 CONSTRUCTION.

            (A) For purposes of this Agreement, including the Exhibits hereto, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      43.

      The parties to this Agreement have caused this Agreement to be executed and delivered as of May 8, 2003.

                        PCTEL, INC.,
                          a Delaware corporation

                        By:
                               Name: /s/ MARTIN H. SINGER
                                    --------------------------------------
                               Title: Chairman and Chief Executive Officer
                                     --------------------------------------


                        CONEXANT SYSTEMS, INC.,
                          a Delaware corporation

                             By:
                                 Name: /s/ MATTHEW RHODES
                                      -------------------------------------
                                 Title: President, Broadband Communications
                                       ------------------------------------



                                      44.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this Exhibit A):

      "ACQUIRED ASSETS" shall have the meaning set forth in Section 1.1 of this Agreement.

      "ACQUIRED BUSINESS" shall mean the Seller's analog modem business, as currently conducted by Seller or its Affiliates (except that portion of the business related to the Third Party Agreements), which includes designing, developing, manufacturing, marketing, promoting, selling, licensing, distributing, maintaining, and supporting the Products and purchasing, integrating, reselling, distributing, and supporting third-party products, materials, and components (including chipsets supplied by Silicon Laboratories, Inc.) that are distributed as part of the Products.

      "ACQUIRED BUSINESS CONTRACTS" shall mean any Contract listed on Schedule 1.1(a)(iii) or Schedule 1.1(a)(v).

      "ACQUISITION TRANSACTION" shall mean any transaction involving the sale or other disposition of all or substantially all of the business or assets of the Seller related to, or necessary for the conduct of, the Acquired Business.

      "AFFILIATE" shall mean with respect to any Person, any other Person controlling, controlled by or within common control with such Person.

      "AGREEMENT" shall mean the Asset Purchase Agreement to which this EXHIBIT A is attached, as it may be amended from time to time.

      "ANALOG MODEM PRODUCT" shall mean any product (whether consisting of hardware, software, or a combination thereof) that is designed to transmit and/or receive information encoded on an analog wireline using voiceband frequencies.

      "BREACH" There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision.

      "BUSINESS LEASES" shall mean each of the following leases: each of the Acquired Leases and the Sublease.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

      "CONSENT" shall mean any approval, consent, ratification, permission, waiver, authorization, filing, registration or notification (including any Governmental Authorization).


                                      A-1.

      "CONTRACT" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

      "DAMAGES" shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

      "DISCLOSURE SCHEDULE" shall mean the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as applicable.

      "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in Section 3(3) of ERISA.

      "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, claim, preference, right of possession, encroachment, right of first refusal, preemptive right, community property interest, conditional and sales or other title retention device (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, provided, however, notwithstanding the foregoing, the following shall not be considered "Encumbrances" for purposes of this Agreement (i) liens for current Taxes not yet due and payable and statutory liens incurred in the Ordinary Course of Business for obligations not past due, and (ii) such imperfections of title and non-monetary encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties.

      "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "EXISTING EMBEDDED MODEM PRODUCT" has the meaning given to such term in
Section 5.4.

      "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      "GOVERNMENTAL BODY" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency,


                                      A-2.

bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

      "HAZARDOUS MATERIAL" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

      "HSP" refers to a type of Analog Modem Product consisting of a collection of software instructions that implement the modem signal processing (datapump) function of an analog modem and the modem controller function of an analog modem without one or more separate hardware-based processors substantially dedicated to processing such data signal processing (datapump) or modem controller function.

      "HSP SOURCE CODE" shall mean HSP software in machine readable, binary form.

      "INDEMNITEES" shall mean the Seller Indemnitees and the Purchaser Indemnitees, as the case may be.

      "INDEMNITOR" shall mean the Seller and the Purchaser, as the case may be.

      "INDIVIDUALLY AND IN THE AGGREGATE" when used in this Agreement with respect to representations and warranties shall mean individually, in the case of a given representation or warranty, and in the aggregate, with respect to all representations or warranties contained in this Agreement without regard to any headings, sections or subsections.

      "INTELLECTUAL PROPERTY" shall mean and include algorithms, APIs, apparatus, databases, data collections, diagrams, formulae, gate arrays, GDS2 files, inventions (whether or not patentable), IP cores, know-how, logos, marks (including brand names, product names, logos, and slogans), methods, net lists, network configurations and architectures, photomasks, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, test vectors, user interfaces, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the


                                      A-3.

foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

      "INTELLECTUAL PROPERTY RIGHTS" shall mean and include, as applicable, all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patents and industrial property rights; (E) other proprietary rights in Intellectual Property of every kind and nature; and
(F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

      "INTELLECTUAL PROPERTY AGREEMENT" shall mean the Intellectual Property Agreement between the Seller and the Purchaser to be entered into on the Closing Date.

      "KNOWLEDGE" With respect to the Seller, the Seller shall be deemed to have "Knowledge" of a particular fact or other matter if any of the following individuals is actually aware of such fact or other matter: Martin H. Singer, John Schoen, Jeff Miller, Carlton Aihara, Mark Wilson, Varda Goldman and Les Sgnilek.

      "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      "LIABILITY" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

      "MARK" means one or more of the following PCTEL part numbers for DAA chipsets purchased from Silicon Laboratories, Inc.: [***]

      "MATERIAL ADVERSE EFFECT" An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on the Acquired Business if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, assets, liabilities, prospects, operations or financial performance of the Acquired Business, (ii) the

----------
[***]A request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                      A-4.

ability of the Purchaser to use the Acquired Assets after the Closing, or (iii) the ability of the Seller to consummate the transactions contemplated by any of the Transaction Agreements or to perform any of its obligations under this Agreement prior to the Termination Date. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on the Purchaser if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by any of the Transaction Agreements or to perform any of its obligations under this Agreement prior to the Termination Date. Notwithstanding the foregoing, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Business or the Purchaser: (i) any change resulting from compliance with the terms and conditions of the Transaction Agreements; (ii) any decision by a Transferred Employee with respect to his or her employment with the Seller or with respect to becoming any employee of the Purchaser; (iii) any customer or distributors dislocations that have resulted from the public announcement of the Transactions, unless the Purchaser can establish by the preponderance of the evidence that such dislocations have resulted from events or circumstances other than the public announcement of the Transactions, or (iv) any change or effect that results or arises from changes affecting the United States or general worldwide economic or capital market conditions.

      "ORDER" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

      "ORDINARY COURSE OF BUSINESS" An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless such action is recurring in nature, is consistent with the past practices of the Seller in the conduct of the Acquired Business and is taken in the ordinary course of the normal day-to-day operations of the Acquired Business

      "PATENT" shall mean any patent, patent application and inventions and discoveries that are patentable.

      "PERSON" shall mean any individual, Entity or Governmental Body.

      "PRE-CLOSING PERIOD" shall mean the period from the date of the Agreement through the Closing Date.

      "PROCEEDING" shall mean any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.


                                      A-5.

      "PRODUCTS" shall mean all Analog Modem Products of Seller other than the Existing Embedded Modem Products.

      "PURCHASER CONTRACT" shall mean any Contract: (a) to which the Purchaser is a party; (b) by which the Purchaser or any of its assets is or may become bound or under which the Purchaser has, or may become subject to, any obligation; or (c) under which the Purchaser has or may acquire any right or interest.

      "PURCHASER DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to the Seller on behalf of the Purchaser.

      "PURCHASER INDEMNITEES" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

      "PURCHASED IP" shall mean all Intellectual Property Rights and Intellectual Property included in the Acquired Assets.

      "REGISTERED IP" shall mean and include all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

      "RECORDS" shall mean: (a) all records, original documents, files and papers of the Seller or any of its Affiliates necessary for the conduct of the Acquired Business, whether in hard copy or electronic format, in the possession or control of the Seller or its Affiliates at the Closing Date related to customer files, inventory records, copies of sales and sales promotional data, copies of advertising materials, customer lists, cost and pricing information, supplier lists and any other similar records; and (b) copies of the personnel files of the Transferred Employees who accept employment offers from the Purchaser and who becomes employees of the Purchaser after the Closing pursuant to the transactions contemplated by this Agreement.

      "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      "SELLER DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller.

      "SELLER INDEMNITEES" shall mean the following Persons: (a) the Seller; (b) the Seller's current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

      "SUBLEASE" shall mean the Subsublease between the Seller and the Purchaser to be entered into on the Closing Date.

      "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax,


                                      A-6.

stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

      "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "THIRD PARTY AGREEMENTS" shall have the meaning assigned in the Intellectual Property Agreement.

      "TRANSFERRED EMPLOYEE" shall mean those employees of the Seller that are listed on Schedule TE.

      "TRANSACTION AGREEMENTS" shall mean: (a) this Agreement; (b) the Transition Services Agreement; (c) the Assumption Agreement, (d) the Intellectual Property Agreement, (e) the Sublease; and (f) the transfer documents contemplated by Section 1.4(b).

      "TRANSACTIONS" shall mean (a) the execution and delivery of the respective Transaction Agreements, and (b) all of the transactions contemplated by the respective Transaction Agreements, including: (i) the sale of the Acquired Assets by the Seller to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations under the Transaction Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transaction Agreements.

      "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement between the Seller and the Purchaser to be entered into on the Closing Date


                                      A-7.